UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2019

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	RTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 11, 2019, Raytheon Company (“Raytheon” or “Company”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified below, each of which is described in detail in the definitive joint proxy statement/prospectus, dated September 10, 2019, which the Company filed with the U.S. Securities and Exchange Commission and first mailed to Raytheon stockholders on September 10, 2019, in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 9, 2019, by and among Raytheon, United Technologies Corporation (“UTC”) and Light Merger Sub Corp., a wholly owned subsidiary of UTC, pursuant to which Raytheon and the UTC aerospace businesses will combine in an all-stock merger of equals.

As of the close of business on September 10, 2019, the record date for the Special Meeting, 278,486,115 shares of Raytheon common stock were issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 211,313,404 shares of Raytheon common stock were represented in person or by proxy and, therefore, a quorum was present. The Merger Proposal and the Merger Related Compensation Proposal described below were approved and, although sufficient votes were received to approve the Adjournment Proposal described below, an adjournment of the Special Meeting was not necessary due to the approval of the Merger Proposal. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:

1.    To adopt the Merger Agreement (the “Merger Proposal”). The Merger Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
202,133,796	8,727,884	451,724	0

2.    To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Raytheon’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”). The Merger-Related Compensation Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
187,855,313	21,553,946	1,904,145	0

3.    To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, a vote was not called on the Adjournment Proposal.

Section 8 - Other Events

Item 8.01	Other Events.

On October 11, 2019, Raytheon and UTC issued a joint press release announcing the results of the Special Meeting and of the special meeting of UTC shareowners held on October 11, 2019. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release, dated October 11, 2019, issued by Raytheon Company and United Technologies Corporation

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: October 11, 2019	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary